EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference of our report dated May 5, 2006, on the balance sheets of Tempo Bank as of March 31, 2006 and 2005, and the related statements of earnings, retained earnings and cash flows for the years then ended, in the registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission by Sugar Creek Financial Corp. with respect to the Tempo Savings Bank Employees' Savings and Profit-Sharing Plan.

Michael Trokey & Company, P.C.

/s/ Michael Trokey & Company, P.C.

St Louis, MO
April 12, 2007